Exhibit (d)(610)

SUPPLEMENTAL INDENTURE
between
PROSPECT CAPITAL CORPORATION
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee
Dated as of July 2, 2018

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 2, 2018 is between Prospect Capital Corporation, a Maryland corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated March 12, 2012, by and among the Company, the Trustee, and American Stock Transfer & Trust Company, LLC (the “Base Indenture” and, as supplemented by one or more supplemental indentures, including this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company and the Trustee entered into a supplemental indenture on December 10, 2015 in connection with the Company’s issuance and sale of $160,000,000 of the Company’s 6.25% Notes due 2024 (the “2024 Notes”) to establish the form and terms of the Notes (the “Original Supplemental Indenture”).

The Company desires to issue and sell up to $100,000,000 aggregate principal amount of 2024 Notes as Additional Notes as contemplated by Section 1.01(b) of the Original Supplemental Indenture and this Supplemental Indenture (the “Notes”).

Sections 9.01(5) and 9.01(7) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) authorize the issuance of additional Securities of a series previously authorized or to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture.

The Company desires to authorize the issuance of the Notes as Additional Notes and to set forth the form and terms of the Notes, which shall be the same as the form and terms of the 2024 Notes set forth in the Original Supplemental Indenture, and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (a “Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
TERMS OF THE NOTES
Section 1.01    The Notes.
(a)    The Notes shall constitute the same series of Securities as the 2024 Notes having the title “6.25 % Notes due 2024” and shall be designated as Senior Securities under the Indenture. The Notes shall constitute a further issuance of, and will be fungible with, rank equally in right of payment with, and form a single series for all purposes under the Original Supplemental Indenture and this Supplemental Indenture with the 2024 Notes. The Notes shall bear a CUSIP number of 74348T300 and an ISIN number of US74348T3005.
(b)    The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture) shall be up to $100,000,000.  Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires. No Additional Notes may be issued hereunder if an Event of Default with respect to the Note occurs and is continuing.
Section 1.02    Principal and Interest Payments. The entire outstanding principal of the Notes shall be payable on June 15, 2024 (the “Maturity Date”). The rate at which the Notes shall bear interest shall be 6.25% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date immediately preceding the date of issuance of the Notes from time to time (except that if Notes are issued after a Regular Record Date (as such dates are noted below) such Notes will not accrue interest for the period from such date of issuance to the Interest Payment Date immediately following such Regular Record Date); the Interest Payment Dates for the Notes shall be March 15, June 15, September 15 and December 15 of each year, commencing the

Interest Payment Date immediately following the date of issuance of the Notes from time to time (except that if Notes are issued after a Regular Record Date, the initial Interest Payment Date for such Notes will be the Interest Payment Date following the Interest Payment Date immediately following the date of issuance of the Notes)(in each case, if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including the most recent Interest Payment Date immediately preceding the date of issuance of the Notes from time to time to, but excluding, the next Interest Payment Date (except that if Notes are issued after a Regular Record Date, the initial interest period will be the period from and including the Interest Payment Date immediately following the issuance date of such Notes to, but excluding, the next Interest Payment Date), and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
Section 1.03    Global Security. The Notes shall be initially issuable in global form (each such Note, a “Global Note”).  The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Supplemental Indenture.  Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Base Indenture.
Section 1.04    Depositary. The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York.  The Security Registrar with respect to the Global Notes shall be the Trustee.
Section 1.05    Defeasance. The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Section 10.06 of the Base Indenture and, if specified pursuant to Section 3.01 of the Base Indenture, the obligations under any other covenant.
Section 1.06    No Sinking Fund. The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.
Section 1.07    Denominations. The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.
Section 1.08    Optional Redemption. The Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:
(a)    The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after December 15, 2018, at a redemption price of $25 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.
(b)     Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.
(c)    Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act.
(d)    If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed, in accordance with the Investment Company Act.
(e)    Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.
Section 1.09    Repurchase at Option of Holders Upon a Fundamental Change.
(a)    If a Fundamental Change (as defined in Section 1.09(f) below) occurs at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $25 principal amount, for cash on or after the Close of Business on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) calendar days and not more than thirty-five (35) calendar days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (collectively, the “Fundamental Change Repurchase Price”).  Notwithstanding the foregoing, if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest and Filing Additional Interest, if any) will be paid on the Fundamental Change Repurchase Date to the Holder of record on the Record Date.
Repurchases of Notes under this Section 1.09 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note at any time prior 5:00 p.m. New York City time on the Fundamental Change Repurchase Date; and
(ii)    delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1.09 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:

(1)    if certificated, the certificate numbers of Notes to be delivered for repurchase;
(2)    the portion of the principal amount of Notes to be repurchased, which must be $25 or an integral multiple thereof;
(3)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and
(4)    if such Fundamental Change Repurchase Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the Holder acknowledges that the Company’s offer is conditioned on the occurrence of such Fundamental Change.
provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the rules and procedures of the Depositary.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 1.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 1.09(c).
Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
(b)    On or before the thirtieth (30th) calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes as of the date of the Fundamental Change Company Notice at their addresses shown in the Note Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the date of the Fundamental Change;
(iii)    that the Holder must exercise the repurchase right prior to 5:00 p.m. New York City time on the Fundamental Change Repurchase Date;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent; and
(vii)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 1.09.

(c)    A Fundamental Change Repurchase Notice may be withdrawn by delivering a written notice of withdrawal to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to 5:00 p.m. New York City time on the Fundamental Change Repurchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
(ii)    the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $25 or an integral multiple of $25; and
(iii)    if certificated Notes have been issued, the certificate numbers of the withdrawn Notes;
provided, however, that if the Notes are not in certificated form, the notice must comply with the rules and procedures of the Depositary. The Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 1.09(c). If the Notes are not in certificated form, such return must comply with the appropriate rule and procedures of the Depositary. If a Fundamental Change Repurchase Notice is given and then subsequently withdrawn in accordance with this Section 1.09(c), then the Company shall not be obligated to repurchase any Notes listed in such Fundamental Change Repurchase Notice.

(d)    On or prior to 1:00 p.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with this Indenture an amount of money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date all of the Notes to be repurchased as of such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company and subject to extension if necessary to comply with the provisions of the Investment Company Act of 1940), payment for Notes surrendered for repurchase (and not withdrawn) prior to 5:00 p.m. New York City time on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 1.09), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 1.09 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register (in the case of certificated Notes) by wire transfer of immediately available funds to the account of the Depositary or its nominee (if the Notes are not in certificated form). The Trustee shall, promptly after such payment return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)    If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be, and all other rights of the Holders of such Notes will terminate other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.
(f)    “Fundamental Change” will be deemed to have occurred upon the occurrence of both (a) a Below Investment Grade Ratings Event (as defined below) and (b) any of the following events (each such event listed below shall be deemed a “Fundamental Change Event”):
(i)    the consummation of any transaction (including, without limitation, any merger or consolidation other than those excluded under clause (iii) below) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Company that is at that time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);
(ii)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(iii)    the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act); other than:
(1)    any transaction that does not result in any reclassification, conversion, exchange or cancellation of all or substantially all of the outstanding shares of Capital Stock of the Company;
(2)    any changes resulting from a subdivision or combination or change solely in par value;
(3)    any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the continuing or surviving Person entitled to vote generally in elections of directors immediately after giving effect to such transaction; or

(4)    any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.
For purposes of determining the occurrence of a Fundamental Change, the term “Below Investment Grade Ratings Event” means the Notes are downgraded below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in the occurrence of a Fundamental Change Event until the end of the 60-day period following public notice of the occurrence of a Fundamental Change Event (which period shall be extended so long as any rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency); provided that a downgrade contemplated by this paragraph otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Fundamental Change Event (and thus shall not be deemed a downgrade as contemplated by this paragraph for purposes of the definition of fundamental change hereunder) if one of the Rating Agencies making a reduction in a rating to which this paragraph would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Fundamental Change Event (whether or not the applicable Fundamental Change Event shall have occurred at the time of any downgrade contemplated by this paragraph). “Rating Agencies” means Standard & Poor’s Rating Service, a division of McGraw-Hill, Inc., and Kroll Bond Rating Agency, Inc. or any successors thereto and “Investment Grade” means a rating of BBB- or better by the Rating Agencies (or if any such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade rating from any “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by the Company as a replacement for such Rating Agency).
(g)    There shall be no purchase of any Notes pursuant to this Section 1.09 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date. The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(h)    In connection with any offer to purchase Notes under this Section 1.09 hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 1.09 to be exercised in the time and in the manner specified in this Section 1.09.

Section 1.10    Consolidation, Merger, Sale, Lease or Conveyance.
(a)    The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, unless:
(i)    either (a) the Company shall be the continuing corporation or (b) the resulting, surviving or transferee Person (if other than the Company) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to this Indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture;
(ii)    immediately after giving effect to such transaction, no Event of Default has occurred and is continuing; and
(iii)    if so requested by the Trustee, the Company shall have delivered to the Trustee any Officers’ Certificate and Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 1.10 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
(b)    In the event of any transaction described in and complying with the conditions listed in Section 1.10(a) in which the Company is not the continuing corporation, the Successor Company formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the Notes and this Indenture.
Section 1.11    Additional Events of Default; Additional Interest; Waiver of Defaults.
(a)    In addition to those matters set forth in Section 5.01 of the Base Indenture, an “Event of Default” with respect to the Notes shall also mean any of the following events:
(i)    default in the payment of any Additional Interest (as defined below) in respect of any Notes when such interest becomes due and payable, and continuance of such default for a period of 30 calendar days; or
(ii)    failure by the Company to pay the Fundamental Change Repurchase Price payable in respect of any Notes when due;
(iii)    failure by the Company to issue a Fundamental Change Company Notice on a timely basis in accordance with Section 1.09(b) herein when due;
(iv)    a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured Event of Default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or uncured Default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding. For purposes of this Supplemental Indenture, (1) “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning specified in Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act of 1933, as amended) of the Company, excluding any Subsidiary of the Company which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) that is not consolidated with the Company for purposes of GAAP and (2) “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities (which means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency) or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person;
(v)    Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Note (other than a covenant or warranty an Event of Default in whose performance or whose breach is elsewhere in the Base Indenture or this Section 1.11), and continuance of such Event of Default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such Event of Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(vi)    the Company pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case;
(2)    consents to the entry of an order for relief against it in an involuntary case;
(3)    consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(4)    makes a general assignment for the benefit of its creditors.
(vii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Company in an involuntary case;
(2)    appoints a Custodian of the Company, or for all or substantially all of either of its property; or

(3)    orders the liquidation of the Company.
and the continuance of any such order or decree remains unstayed and in effect for a period of 90 consecutive days.
(b)    The Company shall be required to notify the Trustee promptly upon becoming aware of the occurrence of any Event of Default under this Indenture with respect to the Notes. Notwithstanding anything to the contrary in this Indenture, the sole remedy for the failure by the Company to comply with Section 7.04 of the Base Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, if applicable (each, a “Filing Failure”), will, at the Company’s option, for the 365 days after the occurrence an Event of Default relating to such Filing Failure consist of the right to receive additional interest on the Notes (“Additional Interest”) at an annual rate equal to 0.50% of the principal amount of the Notes. In the event the Company does not elect to pay the Additional Interest upon the occurrence of an Event of Default relating to a Filing Failure or such Filing Failure continues for more than 365 days after the occurrence of the Event of Default related thereto, the Notes will be subject to acceleration in accordance with Section 5.02 of the Base Indenture. The Additional Interest will accrue on all Outstanding Notes from and including the date on which the Event of Default relating to Filing Failure first occurs to but not including the 365th day thereafter (or such earlier date on which the Filing Failure shall have been cured or waived). On such 365th day (or such earlier date on which the Filing Failure shall have been cured or waived), the Additional Interest shall cease to accrue. For purposes of the Indenture, the term “Interest” with respect to the Notes shall include Additional Interest, to the extent applicable.
(c)    In the case of an Event of Default specified in clause (vi) or (vii) of Section 1.11(a) hereof, all Outstanding Notes will become due and payable immediately without further action or notice by the Trustee or any Holder.
(d)    Notwithstanding the foregoing, if an Event of Default specified in clause (iv) of Section 1.11(a) occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (iv) of Section 1.11(a) shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.
(e)    In addition to the Events of Default set forth as clauses (1) and (2) in Section 5.13 of the Base Indenture, with respect to the Notes, the following default shall be added as a non-waivable default in accordance with the terms of Section 5.13 of the Base Indenture:
(i)    failure by the Company to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder of

Notes exercising its repurchase rights in accordance with Section 1.09 of this Supplemental Indenture.
Section 1.12    Supplemental Indentures and Amendments.
(a)    In addition to those matters set forth in Section 9.01 of the Base Indenture, with respect to the Notes, without the consent of any Holder, the Company may enter into one or more supplemental indentures for the following purpose:
(i)    to comply with Section 1.09 of this Supplemental Indenture, including without limitation, (1) to provide for the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Company’s common stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entity and (2) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entity.
(b)    In addition to those matters set forth in Section 9.02 of the Base Indenture, with respect to the Notes, no supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture which affects the Notes or of modifying in any manner the rights of the Holders of the Notes shall, without the consent of the Holder of each Note affected thereby:
(i)    adversely affect any right of repayment at the option of the Holder of any Note pursuant to Section 1.09 of this Supplemental Indenture or impair the right to institute suit for the enforcement of any such payment on or after any applicable Fundamental Change Repurchase Date;
(ii)    relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City; and
(iii)    change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change.
(c)    The Company will notify Holders of the Notes within a reasonable time of any amendment to the Indenture or any supplemental indenture entered into that affects the interests of the Holders of the Notes. However, any failure by the Company to give such notice to all of the Holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.
ARTICLE II
OTHER INDENTURE PROVISIONS OF GENERAL APPLICATION

Section 2.01    Definitions. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 of the Base Indenture in appropriate alphabetical sequence, as follows:
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.
ARTICLE III
COVENANTS
Section 3.01    Company Reports. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 7.04(1) of the Base Indenture shall be amended by deleting such section in its entirety and replacing such section as follows:
“The Company will:
(1)    file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company agrees to furnish to the Holders of Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of the each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim cons olidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP. All required reports, information and documents referred to in this Section 7.04(1) shall be deemed to be delivered to the Trustee at the time such reports, information and documents are publicly filed with the Commission via the Commission’s EDGAR and/or IDEA filing system (or any successor system).”
Section 3.02    Compliance with Investment Company Act. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Section 10.08 thereto, each as set forth below:
"Section 10.08        Section 18(a)(1)(A) of the Investment Company Act.
The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act or any successor provisions thereto of the Investment Company Act."

ARTICLE IV
MISCELLANEOUS
Section 4.01    Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Section 4.02    Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.03    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 4.04    Ratification of Base Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.
Section 4.05    Effectiveness. The provisions of this Supplemental Indenture shall become effective as of the date hereof.
Section 4.06    Article I Terms. Notwithstanding anything else to the contrary herein, the terms and provisions of Article I of this Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.
Section 4.07    Recitals. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
PROSPECT CAPITAL CORPORATION

By:
Name:    Kristin L. Van Dask
Title:    Chief Financial Officer and
Chief Compliance Officer

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Name:    Beverly A. Freeney
Title:    Vice President

EXHIBIT A

[Form of Global Note]

EXHIBIT A

[FORM OF GLOBAL NOTE]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Prospect Capital Corporation

No.     $
CUSIP No. 74348T300
ISIN No. US74348T3005

6.25% Notes due 2024

Prospect Capital Corporation, a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of (U.S. $ ) on June 15, 2024, and to pay interest thereon from [the most recent Interest Payment Date immediately preceding the date of issuance of the Notes] OR [the Interest Payment Date immediately following the issuance date of the Notes], quarterly on March 15, June 15, September 15 and December 15 in each year, commencing [the Interest Payment Date immediately following the date of issuance of the Notes] OR [the Interest Payment Date following the Interest Payment Date immediately following the date of issuance of the Notes] , at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 and December 1

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(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.
PROSPECT CAPITAL CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

Dated:

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This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

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Prospect Capital Corporation

6.25% Notes due 2024
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated March 12, 2012 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee by succession (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Supplemental Indenture, dated as of July 2, 2018 (the “Supplemental Indenture”, together with the Base Indenture collectively referred to herein as the “Indenture”). In the event of any conflict between the Base Indenture and the Supplemental Indenture, the Supplemental Indenture shall govern and control.
This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to up to $100,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities. Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after December 15, 2018, at a redemption price of $25 per security plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.
Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.
Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable.

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If the Company elects to redeem only a portion of the Securities, the Trustee will determine the method for selecting the particular Securities to be redeemed, in accordance with the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, to the extent applicable. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
The Indenture contains provisions that provide Holders upon the occurrence of a Fundamental Change (as defined in Section 1.09 of the Supplemental Indenture), the option to require the Company to repurchase all of a Holder’s Securities, or any portion thereof that is a multiple of $25 principal amount, at a repurchase price equal to one hundred percent of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease its property and assets substantially as an entirety to another person, unless certain specified conditions set forth in Section 1.10 of the Supplemental Indenture are satisfied.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Section 1.11 of the Supplemental Indenture provides for the payment of additional interest upon the occurrence of certain Events of Default.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (ii) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (iii) such Holder offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and (v) for sixty (60) days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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